                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                                   ----------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                      13-5266470
                                                      (I.R.S. employer
                                                      identification no.)

399 Park Avenue, New York, New York                   10043
(Address of principal executive office)               (Zip Code)

                                   ----------

                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
               (Exact name of obligor as specified in its charter)

Delaware                                                     74-1079400
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)


Williams Tower
2800 Post Oak Boulevard
P.O. Box 1396
Houston, Texas
New York, New York                                           77056
(Address of principal executive offices)                     (Zip Code)

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                         7.00% Notes due August 15, 2011
                       (Title of the indenture securities)

Item 1.  General Information.

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                      Address
                  Comptroller of the Currency               Washington, D.C.

                  Federal Reserve Bank of New York          New York, NY
                  33 Liberty Street
                  New York, NY

                  Federal Deposit Insurance Corporation     Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2.  Affiliations with Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                           None.

Item 16.          List of Exhibits.

                  List below all exhibits filed as a part of this Statement of Eligibility.

                  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

                  Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                  Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

                  Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

                  Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                  Exhibit 5 - Not applicable.


                  Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                  Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 2001-attached)

                  Exhibit 8 - Not applicable.

                  Exhibit 9 - Not applicable.

                                   ----------


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 8th day of November, 2001.



                                      CITIBANK, N.A.

                                      By  /s/ Wafaa Orfy
                                          ------------------------
                                          Wafaa Orfy
                                          Assistant Vice President

                  Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                  Exhibit 5 - Not applicable.


                  Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                  Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 2001-attached)

                  Exhibit 8 - Not applicable.

                  Exhibit 9 - Not applicable.

                                   ----------


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 8th day of November, 2001.



                                          CITIBANK, N.A.

                                          By
                                            --------------------------
                                            Wafaa Orfy
                                            Assistant Vice President

                                                                       EXHIBIT 7

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on June 30, 2001, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS                                             THOUSANDS OF DOLLARS
Cash and balances due from
         depository institutions:
Noninterest-bearing balances
         and currency and coin ..............        $   9,584,000
Interest-bearing balances ...................           17,387,000
Held-to-maturity securities .................                    0
Available-for-sale securities ...............           38,680,000
Federal funds sold and
         securities purchased under
         agreements to resell ...............           14,143,000
Loans and leases held for sale ..............           10,171,000
Loans and lease financing
         receivables:
         Loans and Leases, net of
         unearned income ......  238,620,000
LESS: Allowance for loan and lease
         losses ...............    4,532,000
                                 -----------
Loans and leases, net of unearned
         income, allowance, and reserve .....          234,088,000
Trading assets ..............................           35,100,000
Premises and fixed assets
         (including capitalized leases) .....            3,911,000
Other real estate owned .....................              261,000
Investments in unconsolidated
         subsidiaries and associated
         companies ..........................              862,000
Customers' liability to this bank
         on acceptances outstanding .........            1,160,000
Intangible assets: Goodwill .................            2,433,000
Intangible assets: Other intangible
         assets .............................            3,610,000
Other assets ................................           20,791,000
                                                     -------------
TOTAL ASSETS ................................        $ 392,181,000
                                                     =============

LIABILITIES
Deposits: In domestic offices ...............        $  73,813,000
Noninterest-bearing .........................           14,495,000

Interest-bearing ............................           59,318,000
In foreign offices, Edge and
         Agreement subsidiaries,
         and IBFs ...........................          208,338,000
Noninterest-bearing .........................           14,372,000
Interest-bearing ............................          193,966,000
Federal funds purchased and securities
         sold under agreements
         to repurchase ......................           11,307,000
Demand notes issued to the
         U.S. Treasury ......................                    0
Trading liabilities .........................           20,654,000
Other borrowed money (includes
         mortgage indebtedness and
         obligations under capitalized
         leases): ss ........................           21,841,000
Bank's liability on acceptances
         executed and outstanding ...........            1,160,000
Subordinated notes and debentures ...........            8,675,000
Other liabilities ...........................           18,198,000
                                                     -------------
TOTAL LIABILITIES ...........................        $ 363,986,000
                                                     -------------
MINORITY INTEREST IN CONSOLIDATED
SUBSIDIARIES ................................              211,000

EQUITY CAPITAL
Perpetual preferred stock and
         related surplus ....................                    0
Common stock ................................              751,000
Surplus .....................................           11,584,000
Undivided profits and capital
         reserves ...........................           16,506,000
Accumulated net gains (losses)
         on cash flow hedges ................             (857,000)
Other equity capital components .............                    0
                                                     -------------
TOTAL EQUITY CAPITAL ........................        $  27,984,000
                                                     -------------
TOTAL LIABILITIES AND EQUITY
         CAPITAL ............................        $ 392,181,000
                                                     =============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

ROGER W. TRUPIN, CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD
WILLIAM R. RHODES
VICTOR J. MENEZES
DIRECTORS